SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2005

FORTUNE OIL & GAS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-51484	88-0393369
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

305-1676 Martin Drive
White Rock, British Columbia
Canada, V4A 6E7
(Address of Principal Executive Offices)

604-531-0385
(Issuer Telephone number)

This Form 8-K and other reports filed by Fortune Oil & Gas, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item  8.01 Other Events

On October 26th, 2005, the Company’s wholly owned subsidiary Indo-Pacific Resources (Java) Ltd. (“IPRJ”) received a written Notice of Dilution (the “Dilution Notice”) from Camar Resources Canada Inc. (the Company’s joint venture partner and owner of the 70% working interest in the Bawean PSC and hereinafter “CRC”). The Dilution Notice was prepared by CRC under the terms of a Dilution and Carried Interest Agreement between IPR and CRC (the “Dilution Agreement”) that was entered into in connection with the sale of the 70% interest in the Bawean PSC to CRC. Among other things, the Dilution Agreement provides certain mechanisms, under specific circumstances, whereby IPR’s 30% interest in the Bawean PSC can be “diluted” and transferred to CRC. In no event can IPR’s interest fall below a 5% carried interest under the terms of the Dilution Agreement. Under the terms of the Dilution Agreement, CRC would have the right to transfer, by way of exercising a power of attorney, IPR’s interests in the Bawean PSC to itself or to a third party.

The Company and IPR vigorously dispute the validity and enforceability of the Dilution Notice and CRC’s proposed actions to exercise the power of attorney.

The Dilution Notice alleges that due to IPR’s failure to reimburse the payment of certain indebtedness paid by CRC, and the outright failure of the Company to pay certain indebtedness under the Asset Purchase Agreement (between CRC and IPR, entered into in connection with the transfer of the interests under the Bawean PSC to CRC), CRC is entitled to exercise its rights under the Dilution Agreement. The indebtedness at issue involves certain trade debts paid by CRC and the validity and method of such payments, among other things, under the terms of the Asset Purchase Agreement between the parties. The Dilution Notice alleges that IPR’s interests in the Bawean PSC be diluted by 22.88%. If the dilution were to take place, IPR’s interests under the Bawean PSC would be reduced from 30% to 7.12%.

On November 22, 2005, the Company filed a claim against CRC and its indirect parent, Medco International Ventures Ltd. (“Medco”) in the Court of Queen’s Bench of Alberta, Judicial District of Calgary; Action No. 0501-16525 (the “Claim”), challenging the Dilution Notice and seeking to enjoin Medco and CRC from acting under the Dilution Agreement and transferring any of IPR’s interests in the Bawean PSC. An interlocutory injunction application by IPR on the matter was heard on December 5, 2005.

On December 5, 2005, the Court adjourned IPR’s interlocutory injunction application, but as a condition of the adjournment entered an order that CRC shall not transfer, encumber, sell or assign any of the Bawean PSC interests until after there is a full trial on the merits of the Claim, currently scheduled for March 6, 2006. The Court’s order also states, among other things, that CRC shall proceed expeditiously to bring the Camar Oil Field “on stream.” A copy of the Court’s Order is attached hereto as an Exhibit to this Current Report.

In addition, the Court’s Order provides that assuming the Camar Oil Field resumes production prior to the final disposition of the Claim, all revenues attributable to IPR and the Company up to the amount of the interests in dispute (22.18%) are to be deposited with the Court. Such revenues are to be held and credited towards the final trial on the Claim.

While the Company believes this matter will be fully resolved in a manner not adverse to the Company, the Company cannot control the outcome of the Claim and cannot determine presently what losses, if any, it may sustain.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits.

Number   Item

99.1         Order Dated December 5, 2005 by the Court of Queen’s Bench of Alberta, Judicial District of Calgary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortune Oil & Gas, Inc.

By:	/s/ James B. Wensveen
Chief Executive Officer

Dated: December 14, 2005